Exhibit 99.3

Computershare Trust Company, N.A. P.O. Box 43011 Providence Rhode Island 02940-3011

MR A SAMPLE

DESIGNATION (IF ANY)

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Tax ID certification on file:	<Certified Y/N>

TOTAL SHARES	12345678901234

TIME IS CRITICAL

PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS

ELECTION FORM AND LETTER OF TRANSMITTAL

Shares of common stock, without par value, of Maple Leaf Financial, Inc. (“Maple Leaf”)

CLASS A

This Election Form and Letter of Transmittal is sent to you in connection with the proposed merger (the “Merger”) of Maple Leaf with and into FNMB Merger Subsidiary III, LLC (“Merger Sub”), a wholly-owned subsidiary of Farmers National Banc Corp. (“Farmers”), pursuant to the Agreement and Plan of Merger dated as of August 29, 2019 (the “Merger Agreement”), by and among Maple Leaf, Merger Sub and Farmers. This Election Form and Letter of Transmittal may be used to make an election only with respect to Maple Leaf common shares you hold. You may receive additional Election Forms and/or Letters of Transmittal with respect to common shares of Maple Leaf held by you in another manner or in another name (if any). The deadline for submitting Letters of Transmittal is 5:00 PM Eastern Time on December, 12, 2019 (the “Expiration”), unless the exchange offer is extended or terminated. Letters of Transmittal must be RECEIVED by Computershare Trust Company, N.A. (the “Exchange Agent”) no later than the Expiration. If the Election Deadline is extended for any reason, Farmers and Maple Leaf will announce the new Election Deadline.

Your Maple Leaf Class A (or Geauga Savings) Shares:

Certificate Numbers	Shares	Certificate Numbers	Shares
XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

Complete the box(es) on the reverse side to make an election to receive for each of your Maple Leaf common shares (i) 45.5948 Farmers common shares (a “Stock Election”), or (ii) $640.00 in cash without interest (a “Cash Election”), each of which is subject to proration, adjustment and certain limitations as set forth in the Merger Agreement which are intended to ensure that 50% of the outstanding Maple Leaf common shares are converted into the right to receive Farmers common shares (the “Stock Consideration”) and the remaining outstanding Maple Leaf common shares are converted into the right to receive cash in the amount of the Cash Election (as described in the Merger Agreement and summarized in the proxy statement/prospectus dated November 14, 2019 that is being sent to you under separate cover (as it may be amended from time to time, the “Proxy Statement”)). If no box is checked or you elect to make “No Election,” your Maple Leaf common shares will be converted into the right to receive such proportion of the Stock Consideration or Cash Consideration as determined pursuant to the Merger Agreement. BEFORE MAKING YOUR ELECTION, YOU ARE ENCOURAGED TO READ CAREFULLY THE ENTIRE MERGER AGREEMENT AND PROXY STATEMENT (INCLUDING ANNEXES THERETO AND DOCUMENTS INCORPORATED THEREIN BY REFERENCE) AND THE ACCOMPANYING INSTRUCTIONS.

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ELECTION CHOICES

I HEREBY ELECT TO RECEIVE THE FOLLOWING AS CONSIDERATION FOR MY Maple Leaf COMMON SHARES:

STOCK ELECTION (45.5948 Farmers common shares for each Maple Leaf common share, subject to adjustment)

☐ Mark this box to elect to make a stock election with respect to ALL of your Maple Leaf shares.

☐  Mark this box to elect to make a Stock Election with respect to the following number of your Maple Leaf common shares.

Please fill in the number of shares for which you would like to make a Stock Election in the box to the right.

CASH ELECTION ($640.00 in cash without interest for each Maple Leaf common share)
☐ Mark this box to elect to make a Cash Election with respect to ALL of your Maple Leaf common shares.

Mark this box to elect to make a Cash Election with respect to the following number of your Maple Leaf common shares.

Please fill in the number of shares for which you would like to make a Cash Election in the box to the right.

NO ELECTION

☐ Mark this box to elect NO election with respect to ALL of your Maple Leaf common shares.

YOU WILL BE DEEMED TO HAVE MADE “NO ELECTION” IF:

    A. You fail to follow the instructions on the “Election Form and Letter of Transmittal” or Instructions, or otherwise fail properly to make an election;

    B. A properly completed “Election Form and Letter of Transmittal” is not actually received by the Exchange Agent at or before the Election Deadline;

    C. You properly and timely revoke a prior election without making a new election; or

    D. You check the “No Election” box above.

By making “No Election” the form of consideration that you will receive as a result of the Merger will be determined by Farmers or, at Farmers’ direction, the Exchange Agent, in accordance with the terms of the Merger Agreement.

These elections will be subject to a proration adjustment if Stock Consideration is oversubscribed or undersubscribed. The allocation procedures set forth in the Merger Agreement are intended to ensure that 50% of the outstanding Maple Leaf common shares are converted into the right to receive Farmers common shares and the remaining outstanding Maple Leaf common shares are converted into the right to receive cash.

There is no guarantee that you will receive the amount of Stock Consideration or Cash Consideration that you elect. There is no guarantee as to the value of the consideration received relative to the value of the Maple Leaf common shares being exchanged. You are encouraged to obtain current market quotations for Farmers common shares when making your election.

To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Election and Instructions by the Election Deadline. Do not send your election materials to Maple Leaf or Farmers.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on share certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 5, 6, 7 and 8.

By signing below, I represent and warrant as follows:

1.

I have full power and authority to surrender the Maple Leaf common shares represented by the share certificate(s) surrendered herewith or transferred in book-entry, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my Maple Leaf common shares.

2.

I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form and Letter of Transmittal, duly completed and manually signed. I agree that all questions as to validity, form and eligibility of any surrender of the Maple Leaf common shares will be determined by the Exchange Agent.

3.

I understand that I may not and shall not sell or otherwise transfer the Maple Leaf common shares subject to this Election Form unless the Merger Agreement is terminated or I properly revoke this election prior to the Election Deadline.

4.

I acknowledge that, until I properly surrender Maple Leaf common shares by timely submitting this Election Form and Letter of Transmittal or properly transfer such Maple Leaf common shares in book-entry form, I may not receive any consideration issuable or payable in connection with the Merger. Delivery will be effected only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses listed in the Instructions.

Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov). See Instruction 9.

Sign and provide your Taxpayer Identification Number or Social Security Number, as applicable, on the IRS Form W-9 if provided (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov).

Signature of owner	Signature of co-owner, if any	Signature of co-owner, if any

Area Code/Phone Number

SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 6.

Unless the shares were tendered by the registered holder(s) of the common shares, or for the account of a member of a U.S. eligible institution, your signature(s) must be guaranteed by an eligible institution.

Authorized Signature
Name of Firm
Address of Firm – Please Print

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SPECIAL TRANSFER INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of fractional shares are to be registered in the name of someone other than the undersigned.

All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement.

Name:
(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER) (SEE SUBSTITUTE FORM W-9)

            SPECIAL TRANSFER INSTRUCTIONS

To be completed ONLY if the shares and/or cash in lieu of for fractional shares are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above.

Name:
(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)